                                                                    EXHIBIT 3.12

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                           PHONETEL TECHNOLOGIES, INC.


         The undersigned, Peter G. Graf, Chairman of the Board, and Tammy Martin, Secretary, of PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), do certify that pursuant to the provisions of Ohio Revised Code section 1701.70, the Board of Directors of the Company did adopt, at a duly called meeting of the Board of Directors held on February 23, 1996, at which a quorum was present, the following resolution of amendment to the Company's Articles of Incorporation:

          RESOLVED, that pursuant to the authority granted in Article FOURTH (b) of the Company's Articles of Incorporation, the proposed form of amendment to the Articles of Incorporation of the Company providing for the fixing of the express terms and the issuance of three new classes of preferred stock, designated respectively as the "Series A Special Convertible Preferred Stock," the "Series B Special Convertible Preferred Stock" and the "14% Convertible Preferred Stock", containing the terms and provisions set forth on Exhibit A attached hereto and presented at this meeting, is hereby unanimously approved, and the Chairman of the Board and Secretary are authorized and directed to execute and file with the Secretary of State of Ohio the amendment and any Certificate of Amendment necessary or required in connection therewith.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 28th day of February, 1996.
                                       By: /s/ Peter G. Graf
                                          ----------------------------
                                          Peter G. Graf
                                          Chairman of the Board


                                       By: /s/ Tammy L. Martin
                                          ----------------------------
                                          Tammy Martin
                                          Secretary

                                    EXHIBIT A
                                    ---------

                                       TO
                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                           PHONETEL TECHNOLOGIES, INC.


         Article FOURTH of the Articles of Incorporation of the Company shall be amended by adding thereto the following subparagraphs (l), (m) and (n):

          (I) Out of the Company's existing authorized but unissued shares of Preferred Stock (as described above in subparagraph (b) of this Article FOURTH), two hundred and fifty thousand (250,000) shares of a new series of Convertible Preferred Stock, $0.20 par value, $0.20 stated value, hereinafter designated as the "Series A Special Preferred Stock", which shall have the following designations, powers, preferences and rights, and shall be subject to the following qualifications, limitations and restrictions:

          (i) DESIGNATION OF STOCK. The new series of Convertible Preferred Stock, $0.20 par value, $0.20 stated value, shall bear the designation "Series A Special Preferred Stock".

          (ii) NUMBER OF SHARES. The maximum number of shares of Series A Special Preferred Stock shall be 250,000.

          (iii) DIVIDENDS. If the Company pays a dividend or makes a distribution to the holders of its Common Stock of any securities (other than capital stock for which an adjustment in the Conversion Rate (as defined in subparagraph (l) (iv)) is made pursuant to subparagraph (l) (vii)) or property (including cash or securities of other companies) of the Company, or any rights, options or warrants to subscribe for or purchase securities (other than Common Stock of the Company) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the holders of record of Series A Special Preferred Stock an amount of property (including, without limitation, cash) and/or securities (including, without limitation, securities of other companies) of the Company as would have been received by such holders had they exercised their conversion rights and converted such shares of Series A Special Preferred Stock into Common Stock immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. Anything in subparagraph
               (l) (vii) to the contrary notwithstanding, no adjustment to the Conversion Rate shall be made for any distribution of Convertible Securities (as defined in subparagraph (l) (vii) (C)) or rights, options or warrants to purchase such Convertible Securities of the Company to holders of Series A Special Preferred Stock pursuant to the provisions of this subparagraph (l) (iii).

          (iv) CONVERSION. Each share of Series A Special Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time into twenty (20) shares of Common Stock, $.01 par value, of the Company ("Common Stock"); PROVIDED, HOWEVER, that the number of whole and fractional shares (the "Conversion Rate") of Common Stock issuable upon conversion of each share of Series A Special Preferred Stock shall be adjusted as provided in subparagraph (l) (vii); PROVIDED, FURTHER, HOWEVER, that shares of Series A Special Preferred Stock may be converted into shares of Common Stock only after the holder of such shares of Series A Special Preferred Stock shall have certified to the Company that it is not a "bank holding company" or a "subsidiary" of a "bank holding company" within the meaning of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder, or one of the following shall have occurred: (1) the BONA FIDE sale to any purchaser (including, without limitation, an underwriter) of such shares of Series A Special Preferred Stock (x) pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of the Company's common stock in a BONA FIDE public offering, or (y) pursuant to Rules 144 and 144A promulgated under the Act, or in a

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



               public distribution pursuant to Regulation A of the General Rules and Regulations under the Act; (2) the BONA FIDE sale to any purchaser of such shares of Series A Special Preferred Stock in a transaction not involving a sale of the Company's common stock to the public, provided that such purchaser does not immediately after such transaction hold shares of Common Stock (including any shares converting to Common Stock in accordance herewith) equaling two percent (2%) or more of the then-outstanding shares of Common Stock; or (3) the receipt by the Company of (y) a staff opinion, ruling or other written advice from the Board of Governors of the Federal Reserve System, or from the appropriate Federal Reserve Bank, or (z) an opinion of counsel experienced in bank regulatory matters, in each case to the effect that such shares of Series A Special Preferred Stock may be converted into shares of Common Stock without violation of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder. Each conversion of shares of Series A Special Preferred stock into shares of Common Stock permitted by this subparagraph (l) (iv) shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series A Special Preferred Stock) at any time during normal business hours, together with a written notice by the holder of such Series A Special Preferred Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Series A Special Preferred Stock represented by such certificate or certificates into Common Stock and that such conversion is permitted in accordance with this subparagraph (l) (iv). Upon receipt of such statement, the Company shall be obligated to issue such Common Stock promptly and without further inquiry. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Series A Special Preferred Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Promptly after such surrender and the receipt of such written notice, the Company shall promptly issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Series A Special Preferred Stock which was represented by the certificate or certificates delivered to the Company in connection with such conversion but which was not converted. Notwithstanding anything to the contrary set forth in this subparagraph (l) (iv), in the event that a holder of the Company's Warrants to purchase Series A Special Preferred Stock (the "Warrants") desires to exercise such holder's Warrants, in whole or in part, and immediately thereafter convert in whole or in part the shares of Series A Special Preferred Stock issuable upon such exercise, such shares of Series A Special Preferred Stock shall be deemed converted in accordance with a written notice by the holder of such Warrants stating that such holder desires such Series A Special Preferred Stock issuable upon exercise of such Warrants to be converted immediately upon issuance, without any requirement that the Company issue a certificate or certificates to represent such Series A Special Preferred Stock or any requirement that such holder surrender any such certificate or certificates. The issuance of certificates for Common Stock upon conversion of Series A Special Preferred Stock shall be made without charge to the holders of such shares for any stamp, transfer or issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Stock. The Company shall not close its books against the transfer of Common Stock or of Common Stock issued or issuable upon conversion of Series A Special Preferred Stock in any manner which would interfere with the timely conversion of Series A Special Preferred Stock.

          (v) LIQUIDATION. The shares of Series A Special Preferred Stock shall be preferred over the shares of Common Stock and any other series of Preferred Stock other than the Company's 10% Preferred Stock, without par value, $10 Stated Value, Cumulative (the "10% Preferred Stock") (which shall be preferred in liquidation over the Series A Special Preferred Stock) and other than the Company's Series B Special Convertible Preferred Stock, $0.20 par value (the "Series B Special Preferred Stock") (which shall be PARI PASSU in liquidation with the Series A Special Preferred Stock), as to assets so that in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Special Preferred Stock shall be entitled to receive on a ratable and PARI PASSU basis with the holders of the Series B Special Preferred Stock, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other series of Preferred Stock, but only after distribution is made to the holders of the 10% Preferred Stock, an amount equal to $0.20 per share plus all dividends and distributions accrued and unpaid on the shares of Series A Special Preferred Stock to the date payment is made. If, upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series A Special Preferred Stock and the Series B Special Preferred Stock are insufficient to pay in full the preferential amount aforesaid, then such assets, or proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amount which would be payable on such shares if all amounts payable thereon were payable in full. For purposes hereof, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company, nor the consolidation or merger of the Company with one or more other companies, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding-up of the Company.

          (vi) VOTING. Except as provided by law, the holders of the Series A Special Preferred Stock shall have no voting rights whatsoever.

          (vii) ADJUSTMENT OF NUMBER OF SHARES ISSUABLE. The Conversion Rate is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this subparagraph (l) (vii). Such adjustments shall be made in respect of any such events occurring from and after the date on which any Warrants are first issued (the "Closing Date") and shall be applicable to all authorized shares of Series A Special Preferred Stock whether or not any such shares are issued and outstanding.

(A)      Adjustment for Change in Capital Stock of the Company
         -----------------------------------------------------

         If the Company (i) pays a dividend or makes a distribution on any class of its Common Stock in shares of any class of its Common Stock, (ii) subdivides its outstanding shares of any class of Common Stock into a greater number of shares, (iii) combines its outstanding shares of any class of Common Stock into a smaller number of shares, (iv) makes a distribution on any class of its Common Stock in shares of its capital stock other than Common Stock, or (v) issues by reclassification of any class of its Common Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior to such action shall be proportionately adjusted so that any holder of any Series A Special Preferred Stock thereafter exercised may receive the aggregate number and kind of shares of capital stock which it would have owned immediately following such action if such Series A Special Preferred Stock had been issued and outstanding (if not then issued and outstanding) and converted immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         If after an adjustment a holder of Series A Special Preferred Stock may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in the good faith exercise of its reasonable business judgment the allocation of the adjusted Conversion Rate between the classes of capital stock. After such allocation, the exercise privilege and the Conversion Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in this subparagraph (l) (vii).

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



(B)      Adjustment for Common Stock Issues
         ----------------------------------

         If the Company issues shares of Common Stock for a consideration per share less than the Fair Market Value per Share on the date the Company fixes the offering price of such additional shares, the Conversion Rate shall be adjusted in accordance with the following formula:

                  E '      =        E  x        A
                                         --------------
                                                   P
                                                   -
                                            O   +  M
where:
                  E '  = the adjusted Conversion Rate.
                  E    = the then current Conversion Rate.
                  O    = the number of shares of Common Stock outstanding
                         immediately prior to the issuance of such additional shares.
                  P    = the aggregate consideration received for the issuance
                         of such additional shares.
                  M    = the Fair Market Value per Share on the date the Company
                         fixes the offering price of such additional shares.
                  A    = the number of shares of Common Stock outstanding
                         immediately after the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. The provisions of this subparagraph (l) (vii) (B) do not apply to (i) transactions described in subparagraph (l) (vii) (A) or (ii) transactions for which an adjustment has been made pursuant to the provisions of subparagraphs (l) (vii) (C) or (l) (vii) (D).

(C)      Adjustment for Convertible Securities Issues
         --------------------------------------------

         If the Company issues any evidences of indebtedness, shares of stock or other securities which are directly or indirectly convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event ("CONVERTIBLE SECURITIES"), other than Series A Special Preferred Stock and Series B Special Preferred Stock for which an adjustment has been made pursuant to the provisions of subparagraph (l) (vii) (D), whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both, for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Convertible Securities, the Conversion Rate shall be adjusted in accordance with this formula:

                  E ' =   E  x   O  +   D
                                ------------
                                         P
                                         -
                                  O  +   M
where:
                  E ' =   the adjusted Conversion Rate.
                  E   =   the then current Conversion Rate.
                  O   =   the number of shares of Common Stock outstanding
                          immediately prior to the issuance of such Convertible
                          Securities.
                  P   =   the aggregate consideration received for the issuance
                          of such Convertible Securities.
                  M   =   the Fair Market Value per Share on the date of
                          issuance of such Convertible Securities.
                  D   =   the maximum number of shares of Common Stock
                          deliverable upon exercise, conversion or in exchange of such Convertible Securities at the Minimum Price
                          (as defined below).

In this subparagraph (l) (vii) (C), the term "MINIMUM PRICE" means the lowest price at which the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial rate or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange of such Convertible Securities has not been issued when such Convertible Securities are no longer outstanding, then the Conversion Rate with respect to the shares of Series A Special Preferred Stock that have not been converted shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Convertible Securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such Convertible Securities.

(D)      Adjustment for Right, Option and Warrant Issues
         -----------------------------------------------

         If the Company issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities, whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, the occurrence of non-occurrence of some other event, or both (the "Option Securities"), for a consideration per share of Common Stock initially deliverable upon exercise of such Option Securities or conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Option Securities, the Conversion Rate shall be adjusted in accordance with this formula:

                  E ' = E  x    O  +  D
                                -------
                                      P
                                      -
                                O  +  M
where:
                  E ' = the adjusted Conversion Rate.
                  E   = the then current Conversion Rate.
                  O   = the number of shares of Common Stock outstanding
                        immediately prior to the issuance of such Option Securities.
                  P   = the aggregate consideration received for the issuance
                        of such Option Securities.
                  M   = the Fair Market Value per Share on the date of issuance
                        of such Option Securities.
                  D   = the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Option Securities at the Minimum Price (as defined below).

         In this subparagraph (l) (vii) (D), the term "MINIMUM PRICE" means the lowest price at which the Option Securities may be exercised (directly or through the conversion or exchange of Convertible Securities which may be acquired upon exercise of the Option Securities) to purchase or otherwise acquire Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock and/or Convertible Securities deliverable upon exercise of such Option Securities or upon conversion or exchange of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Conversion Rate with respect to the shares of Series A Special Preferred Stock that have not been converted shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Common Stock issued upon such exercise, conversion or exchange of such Option Securities.

(E)      Consideration Received
         ----------------------

         For purposes of any computation respecting consideration received pursuant to any provision of the subparagraph (l) (vii), the following shall apply:

         1. In the case of the issuance of shares of Common Stock for cash the consideration received shall be the amount of cash received by the Company therefor, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Company in connection therewith.

         2. In the case of the issuance of shares of Common Stock for a consideration consisting in whole or in part of other than cash, the consideration other than cash shall be initially determined by the Board of Directors of the Company in good faith, with notice of such determination to be promptly given to the holders of the Series A Special Preferred Stock and the holders of the Warrants.

                  a. If such issuance (i) is solely in connection with an acquisition for stock of a corporation 80% of the assets of which are used in the operation of Telephones (as defined below) and 80% of the revenues of which are derived from the operation of Telephones, and
         (ii) (A) such acquisition, together with any related acquisitions, involves less than 250 Telephones and (B) such acquisition, together with any acquisitions during any twelve month period, involves less than 1,000

         Telephones, such determination by the Board of Directors of the Company in good faith shall be binding.


                  b. If such issuance is in connection with an acquisition or acquisitions satisfying the requirements of clause (i) of the immediately preceding paragraph a., but in excess of the amounts described in clauses (ii) (A) or (B) of the immediately preceding paragraph a., such good faith determination by the Board of Directors of the Company shall be binding only if the Company shall have received from an investment banking firm reasonably satisfactory to the Required Holders a written opinion to the effect that such acquisition is fair to the Company and its shareholders from a financial point of view.

                  c. In all other cases, if within 30 days after the date such written notice is given, the Company and the Required Holders (as defined in subparagraph (l) (vii) (M)) agree upon the fair market value, then the fair market value for purposes of this paragraph (2) shall be as so agreed. If the Required Holders and the Company do not agree upon such fair market value within such 30 day period, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the fair market value for the purposes of this paragraph 2; and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the fair market value pursuant to this paragraph 2, such appraised fair market value determined as herein provided shall be final and conclusive and binding on the Company and all holders of Series A Special Preferred Stock and all holders of Warrants. All costs of appraisal shall be borne by the Company.

                  As used herein, the term "Telephone" shall mean a microprocessor-based non-cellular telephone through which a user may initiate a call payable only by coins or by credit card, collect or third number billing procedures and which has been installed for operation.

         3. In the case of the issuance of Convertible Securities or securities issuable upon the exercise of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities, plus the consideration, if any, received by the Company for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in paragraphs 1 and 2 of this subparagraph (l) (vii)
(E)).

(F)      Special Adjustment
         ------------------

         If the purchase price provided for in any Option Securities, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change, the Conversion Rate or number of shares issuable upon conversion of the Series A Special Preferred Stock in effect at the time of such event shall forthwith be readjusted. The Conversion Rate or number of shares issuable upon conversion of the Series A Special Preferred Stock shall be adjusted to those amounts which would have been in effect at such time had such Option Securities or Convertible Securities outstanding at such time initially been granted, issued or sold and the Conversion Rate or number of shares issuable upon conversion of the Series A Convertible Preferred Stock Initially adjusted as provided in this subparagraph
(l) (vii), whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events).

(G)      When No Adjustment Required
         ---------------------------

         No adjustment need be made for a change in the par value or absence of par value of any Common Stock. Notwithstanding any other provisions of this Agreement, the provisions of this subparagraph (l) (vii) shall not apply to, and no adjustment in the Conversion Rate need be made as a result of, the issuance of shares of Common Stock, Convertible Securities or Option Securities in any bona fide, underwritten public offering for which the lead underwriter is a recognized investment banking firm of national reputation that is not an affiliate of the Company. Furthermore, no adjustment shall be made in the Conversion Rate in respect of the issuance or sale of shares of Common Stock pursuant to (i) the conversion or exercise of Convertible Securities (including the Series A Special Preferred Stock and the Series B Special Preferred Stock) and Option Securities outstanding on the Closing Date or (ii) the conversion of the shares of 10% Non-Voting Preferred Stock at the rate of 1.6667 shares of Common Stock for each share of such Preferred Stock.

(H)      Determination of Fair Market Value per Share - Notice of Adjustment
         -------------------------------------------------------------------

         Subject to the provisions of the immediately following paragraph, the Fair Market Value per Share of Common Stock shall be deemed to be an amount equal to the average of the Quoted Prices (as defined below) for Common Stock for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the date of determination or, if no such Quoted Price is available, the Fair Market Value per Share initially shall be determined by the Board of Directors of the Company. "Quoted Price" of Common Stock for each day means the last reported sales price of Common Stock on such day as reported by NASDAQ or, if Common Stock is listed on a national securities exchange, the last reported sales price of Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on such day, or if not so reported or listed, the average of the last reported bid and asked prices of Common Stock on such day, in each case as appropriately adjusted for any stock splits or reverse stock splits occurring after the date of this Certificate of Amendment.

         No later than the date of issuance of any Common Stock, Convertible Securities or Option Securities, the Company shall give the holders of Series A Special Preferred Stock and the holders of Warrants written notice of the Fair Market Value per Share of such securities as determined in accordance with the immediately preceding paragraph. If within twenty (20) days after the date such notice is given, the Required Holders agree that the Fair Market Value per Share adequately reflects the value of a share of Common Stock, then the Fair Market Value per Share shall be as so determined. If, within such 20 day period, the Company and the Required Holders do not agree that such Fair Market Value per Share adequately reflects the value of a share of Common Stock, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Company for the purposes of determining the Fair Market Value per Share, and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the Fair Market Value per Share, such appraised value of the Company determined as herein provided shall be final and conclusive and binding on the Company and all holders of Series A Special Preferred Stock and all holders of Warrants. All costs of appraisals shall be borne by the Company.

         Whenever the Conversion Rate is adjusted or the Company takes any action that would require any adjustment in the Conversion Rate or the number and type of securities or other property constituting shares issuable upon conversion of the Series A Special Preferred Stock, the Company shall provide written notice thereof to each holder of Series A Special Preferred Stock and to each holder of Warrants.

( I )     Adjustment of Conversion Rate Upon Certain Circumstances
          --------------------------------------------------------

         In the event that the Company issues any Option Securities or Convertible Securities to Peter G. Graf, the Conversion Rate shall be adjusted in accordance with this formula:

                  E ' = E x   O  +  D
                              -------
                                   O
where:
                  E ' = the adjusted Conversion Rate.
                  E   = the then current Conversion Rate.
                  O   = the number of shares of Common Stock outstanding
                        immediately prior to the issuance of such Option Securities or Convertible Securities.
                  D   = the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Option Securities or Convertible Securities at the Minimum Price.

         In this subparagraph (l) (vii) (I), the term "MINIMUM PRICE" means the lowest price at which the Option Securities may be exercised (directly or through the conversion or exchange of Convertible Securities which may be acquired upon exercise of the Option Securities) to purchase or otherwise acquire Common Stock or the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock and/or Convertible Securities deliverable upon exercise of such Option Securities or upon conversion or exchange of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Conversion Rate with respect to the shares of Series A Special Preferred Stock that have not been converted shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Common Stock issued upon such exercise, conversion or exchange of such Option Securities.

(J)      When Issuance or Payment May Be Deferred
         ----------------------------------------

         In any case in which this subparagraph (l) (vii) shall require that an adjustment in the Conversion Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Series A Special Preferred Stock converted after such record date shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to subparagraph (l) (vii) (K); provided, however, that the Company shall deliver to such holder a bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock and cash upon the occurrence of the event requiring such adjustment.

(K)      Fractional Interests
         --------------------

         The Company shall not be required to issue fractional shares of Common Stock on the conversion of Series A Special Preferred Stock. If more than one share certificate shall be presented for conversion in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares issuable on conversion of the Series A Special Preferred Stock evidenced by all share certificates so presented. If any fraction of the shares of Common Stock would, except for the provisions of this subparagraph (l) (vii)
(K), be issuable on conversion of any shares of Series A Special Preferred Stock (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value per Share on the day immediately preceding the date the share certificate evidencing such Series A Special Preferred Stock is presented for conversion, multiplied by such fraction.

(L)      Par Value of Common Stock
         -------------------------

         Before taking any action which would cause an adjustment in the Conversion Rate pursuant to this subparagraph (l) (vii) such that the aggregate par value of the number of shares of Common Stock (including fraction shares) into which a share of Series A Special Preferred Stock is convertible is greater than the par value of a share of Series

A Special Preferred Stock, the Company will take any corporate action necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the basis of the Conversion Rate as so adjusted.

(M)      Required Holders
         ----------------

         Whenever reference is made in this subsection (l) (vii) to "Required Holders" such reference means the registered holders of at least 66-2/3% of the outstanding Series A Special Preferred Stock (treating all Warrants as fully exercised for shares of Series A Special Preferred Stock to which the registered holders of Warrants would be entitled upon exercise of such Warrants).

               (m) Out of the Company's existing authorized but unissued shares of Preferred Stock (as described above in subparagraph (b) of this Article FOURTH), two hundred and fifty thousand (250,000) shares of a new series of Convertible Preferred Stock, $0.20 par value, $120 stated value, hereinafter designated as the "Series B Special Preferred Stock", which shall have the following designations, powers, preferences and rights, and shall be subject to the following qualifications, limitations and restrictions:

          (i) DESIGNATION OF STOCK. The new series of Convertible Preferred Stock, $0.20 par value, $120 stated value, shall bear the designation "Series B Special Preferred Stock".

          (ii) NUMBER OF SHARES. The maximum number of share of Series B Special Preferred Stock shall be 250,000.

          (iii) DIVIDENDS. If the Company pays a dividend or makes a distribution to the holders of its Common Stock of any securities (other than capital stock for which an adjustment in the Conversion Rate as defined in subparagraph (m) (iv) ) is made pursuant to subparagraph (m) (vii) or property (including cash or securities of other companies) of the Company, or any rights, options, or warrants to subscribe for or purchase securities (other than Common Stock of the Company) or property (including securities of other companies) of the Company, then simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the holders of record of Series B Special Preferred Stock an amount of property (including, without limitation, cash) and/or securities (including, without limitation, securities of other companies) of the Company as would have been received by such holders had they exercised their conversion rights and converted such shares of Series B Special Preferred Stock into Common Stock immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. Anything in subparagraph
               (m) (vii) to the contrary notwithstanding, no adjustment to the Conversion Rate shall be made for any distribution of Convertible Securities (as defined) in subparagraph (m) (vii) (C) ) or rights, options or warrants to purchase such Convertible Securities of the Company to holders of Series B Special Preferred Stock pursuant to the provisions of this sub paragraph
               (m) (iii).

          (iv) CONVERSION. Each share of Series B Special Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time into twenty (20) shares of Common Stock, $0.01 par value, of the Company ("Company Stock"); PROVIDED, HOWEVER, that the number of whole and fractional shares (the "Conversion Rate") of Common Stock issuable upon conversion of each share of Series B Special Preferred Stock shall be adjusted as provided in subparagraph (m) (vii); PROVIDED, FURTHER, HOWEVER, that shares of Series B Special Preferred Stock may be converted into shares of Common Stock only after the holder of such shares of Series B Special Preferred Stock shall have certified to the Company that it is not a "bank holding company" or a "subsidiary" of a "bank holding company" within the meaning of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder, or one of the following shall have occurred: (1) the BONA FIDE sales to any purchaser (including, without limitation, an underwriter) of such shares of Series B Special Preferred Stock (x) pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of the Company's common stock in a BONA FIDE public offering, or (y) pursuant to Rules 144 and 144A promulgated under the Act, or in a public distribution pursuant to Regulation A of the General Rules and Regulations under the Act; (2) the BONA FIDE sale to any purchase of such shares or Series B Special Preferred Stock in a transaction not involving a sale of the Company's common stock to the public, provided that such purchaser does not immediately after such transaction hold shares of Common Stock (including any shares converting to Common Stock in accordance herewith) equaling two percent (2%) or more of the then outstanding shares of Common Stock; or (3) the receipt by the Company of (y) a staff opinion, ruling or other written advice from the Board of Governors of the Federal Reserve System, or from the appropriate Federal Reserve Bank, or (z) an opinion of counsel experienced in bank regulatory matters, in each case to the effect that such shares of Series B Special Preferred Stock may be converted into shares of Common Stock without violation of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder. Each conversion of shares of Series B Special Preferred Stock into shares of Common Stock permitted by this subparagraph (m) (iv) shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series B Special Preferred Stock) at any time during normal business hours, together with a written notice by the holder of such Series B Special Preferred Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Series B Special Preferred Stock represented by such certificate or certificates into Common Stock and that such conversion is permitted in accordance with this subparagraph (m) (iv). Upon receipt of such statement, the Company shall be obligated to issue such Common Stock promptly and without further inquiry. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Series B Special Preferred Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Promptly after such surrender and the receipt of such written notice, the Company shall promptly issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Series B Special Preferred Stock which was represented by the certificate or certificates delivered to the Company in connection with such conversion but which was not converted. Notwithstanding anything to the contrary set forth in this subparagraph (m) (iv), in the event that a holder of the Company's Notes which are convertible into shares of Series B Special Preferred Stock (the "Notes") desires to convert such holder's Notes, in whole or in part, and immediately thereafter convert in whole or in part the shares of Series B Special Preferred Stock issuable upon such conversion, such shares of Series B Special Preferred Stock shall be deemed converted in accordance with a written notice by the holder of such Notes stating that such holder desires such Series B Special Preferred Stock issuable upon conversion of such Notes to be converted immediately upon issuance, without any requirement that the Company issue a certificate or certificates to represent such Series B Special Preferred Stock or any requirement that such holder surrender any such certificate of certificates. The issuance of certificates for Common Stock upon conversion of Series B Special Preferred Stock shall be made without charge to the holders of such shares for any stamp, transfer or issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Stock. The Company shall not close its books against the transfer of Common Stock or of Common Stock issued or issuable upon conversion of Series B Special Preferred Stock in any manner which would interfere with the timely conversion of Series B Special Preferred Stock.

          (v) LIQUIDATION. The shares of Series B Special Preferred Stock shall be preferred over the shares of Common Stock and any other series of Preferred Stock other than the Company's 10% Preferred Stock, without par value, $10 Stated Value, Cumulative (the "10% Preferred Stock") (which shall be preferred in liquidation over the Series B Special Preferred Stock) and other than the Company's Series A Special Convertible Preferred Stock, $0.20 par value (the "Series A Special Preferred Stock") (which shall be PARI PASSU in liquidation with the Series B Special Preferred Stock), as to assets so that in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Special Preferred Stock shall be entitled to receive on a ratable and PARI PASSU basis with the holders of the Series A Special Preferred Stock, out of the assets of the Company available for distribution to its stockholders of the Series A Special Preferred Stock, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other series of Preferred Stock, but only after distribution if made to the holders of the 10% Preferred Stock, an amount equal to $120.00 per share plus all dividends and distributions accrued and unpaid on the shares of Series B Special Preferred Stock to the date payment is made. If, upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series B Special Preferred Stock and the Series A Special Preferred Stock are insufficient to pay in full the preferential amount aforesaid, then such assets, or proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amount which would be payable on such shares if all amounts payable thereon were payable in full. For purposes hereof, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company, nor the consolidation or merger of the Company with one or more other companies, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding-up of the Company.

          (vi) VOTING. Except as provided by law, the holders of the Series B Special Preferred Stock shall have no voting rights whatsoever.

          (vii) ADJUSTMENT OF NUMBER OF SHARES ISSUABLE. The Conversion Rate is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this subparagraph (m) (vii). Such adjustments shall be made in respect of any such events occurring from and after the date of which any Notes are first issued (the "Closing Date") and shall be applicable to all authorized shares of Series B Special Preferred Stock whether or not any such shares are issued and outstanding.

(A)      Adjustment for Change in Capital Stock of the Company
         -----------------------------------------------------

         If the Company (i) pays a dividend or makes a distribution on any class of its Common Stock in shares of any class of its common Stock, (ii) subdivides its outstanding shares of any class of Common Stock into a greater number of shares, (iii) combines its outstanding shares of any class of Common Stock into a smaller number of shares, (iv) makes a distribution on any class of its Common Stock in shares of its capital stock other than Common Stock, or (v) issues by reclassification of any class of its Common Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior to such action shall be proportionately adjusted so that any holder of any Series B Special Preferred Stock thereafter exercised may receive the aggregate number and kind of shares of capital stock which is would have owned immediately following such action if such Series B Special Preferred Stock had been issued and outstanding (if not then issued and outstanding) and converted immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         If after an adjustment a holder of Series B Special Preferred Stock may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in the good faith exercise of its reasonable business judgment the allocation of the adjusted Conversion Rate between the classes of capital stock. After such allocation, the exercise privilege and the Conversion Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in this subparagraph (m) (vii).

(B)      Adjustment for Common Stock Issues
         ----------------------------------

         If the Company issues shares of Common Stock for a consideration per share less than the Fair Market Value per share on the date the Company fixes the offering price of such additional shares, the Conversion Rate shall be adjusted in accordance with the following formula:

                  E' = E  x     A
                              -----
                                 P
                                 -
                              O+ M
where:
                  E' = the adjusted Conversion Rate
                  E  = the then current Conversion Rate
                  O  = the number of shares of Common Stock outstanding
                       immediately prior to the issuance of such additional shares.
                  P  = the aggregate consideration received for the issuance of such additional shares.
                  M  = the Fair Market Value per Share on the date the Company fixes the offering price of such additional shares.
                  A  = the number of shares of Common Stock outstanding
                       immediately after the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. The provisions of this subparagraph (m) (vii) (B) do not apply to (i) transactions described in subparagraph (m) (vii) (A) or (ii) transactions for which an adjustment has been made pursuant to the provision of subparagraphs (m) (vii) (C) or (m) (vii) (D).

(C)      Adjustment for Convertible Securities Issues
         --------------------------------------------

         If the Company issues any evidences of indebtedness, shares of stock or other securities which are directly or indirectly convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event ("CONVERTIBLE SECURITIES"), other than Series A Special Preferred Stock and Series B Special Preferred Stock for which an adjustment has been made pursuant to the provisions of subparagraph (m) (vii) (D), whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both, for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Convertible Securities, the Conversion Rate shall be adjusted in accordance with this formula:

                                O + D
                                -----
                  E' = E  x         P
                                    -
                                O + M
where:
                  E' = the adjusted Conversion Rate
                  E  = the then current Conversion Rate
                  O  = the number of shares of Common Stock outstanding
                       immediately prior to the issuance of such Convertible Securities.
                  P  = the aggregate consideration received for the issuance of such Convertible Securities.
                  M  = the Fair Market Value per Share on the date of issuance of such Convertible Securities.
                  D  = the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Convertible Securities at the Minimum Price (as defined below).

         In this subparagraph (m) (vii) (C), the term "MINIMUM PRICE" means the lowest price at which the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial rate or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange of such Convertible Securities has not been issued when such Convertible Securities are no longer outstanding, then the Conversion Rate with respect to the shares of Series B Special Preferred Stock that have not been converted shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Convertible Securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such Convertible Securities.

(D)      Adjustment for Right, Option and Warrant Issues
         -----------------------------------------------

         If the Company issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities, whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both (the "OPTION SECURITIES"), for a consideration per share of Common Stock initially deliverable upon exercise of such Option Securities or conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Option Securities, the Conversion Rate shall be adjusted in accordance with this formula:

                                 O + D
                                 -----
                  E' =  E  x         P
                                     -
                                 O + M
where:
                  E' =  the adjusted Conversion
                  E  =  the then current Conversion Rate
                  O  =  the number of shares of Common Stock outstanding
                        immediately prior to the issuance of such Option
                        Securities.
                  P  =  the aggregate consideration received for the issuance of such Option Securities.
                  M  =  the Fair Market Value per Share on the date of issuance of such Option Securities.
                  D  =  the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Option
                        Securities at the Minimum Price (as defined below).

         In this subparagraph (m) (vii) (D), the term "MINIMUM PRICE" means the lowest price at which the Option Securities may be exercised (directly or through the conversion or exchange of Convertible Securities which may be acquired upon exercise of the Option Securities) to purchase or otherwise acquire Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock and/or Convertible Securities deliverable upon exercise of such Option Securities or upon conversion or exchange of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Conversion Rate with respect to the shares of Series B Special Preferred Stock that have not been converted shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Common Stock issued upon such exercise, conversion or exchange of such Option Securities.

(E)      Consideration Received
         ----------------------

         For purposes of any computation respecting consideration received pursuant to any provision of the subparagraph (m) (vii), the following shall apply:

         1. In the case of the issuance of shares of Common Stock for cash, the consideration received shall be the amount of cash received by the Company therefor, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Company in connection therewith.

         2. In the case of the issuance of shares of Common Stock for a consideration consisting in whole or in part of other than cash, the consideration other than cash shall be initially determined by the Board of Directors of the Company in good faith, with notice of such determination to be promptly given to the holders of the Series B Special Preferred Stock and the holders of the Notes.

                  a. If such issuance (i) is solely in connection with an acquisition for stock of a corporation 80% of the assets of which are used in the operation of Telephones (as defined below) and 80% of the revenues of which are derived from the operation of Telephones, and
         (ii) (A) such acquisition, together with any related acquisitions, involves less than 250 Telephones and (B) such acquisition, together with any acquisitions during any twelve-month period, involves less than 1,000

         Telephones, such determination by the Board of Directors of the Company in good faith shall be binding.


                  b. If such issuance is in connection with an acquisition or acquisitions meeting the requirements of clause (i) of the immediately preceding paragraph a., but in excess of the amounts described in clause (ii) (A) or (B) of the immediately preceding paragraph a., such good faith determination by the Board of Directors of the Company shall be binding only if the Company shall have received from an investment banking firm reasonably satisfactory to the Required Holders a written opinion to the effect that such acquisition is fair to the Company and its shareholders from a financial point of view.

                  c. In all other cases, if within 30 days after the date such written notice is given, the Company and the Required Holders (as defined in subparagraph (m) (vii) (M)) agree upon the fair market value, then the fair market value for purposes of this paragraph (2) shall be as so agreed. If the Required Holders and the Company do not agree upon such fair market value within such 30 day period, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the fair market value for the purposes of this paragraph 2, and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the fair market value pursuant to this paragraph 2, such appraised fair market value determined as herein provided shall be final and conclusive and binding on the Company and all holders of Series B Special Preferred Stock and all holders of Notes. All costs of appraisal shall be borne by the Company.

         As used herein, the term "Telephone" shall mean a microprocessor-based non-cellular telephone through which a user may initiate a call payable only by coins or by credit card, collect or third number billing procedures and which has been installed for operation.

         3. In the case of the issuance of Convertible Securities or securities issuable upon the exercise of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities, plus the consideration, if any, received by the Company for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in paragraphs 1 and 2 of this subparagraph (m) (vii)
(E)).

(F)      Special Adjustment
         ------------------

         If the purchase price provided for in any Option Securities, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change, the Conversion Rate or number of shares issuable upon conversion of the Series B Special Preferred Stock in effect at the time of such event shall forthwith be readjusted. The Conversion Rate or number of shares issuable upon conversion of the Series B Special Preferred Stock shall be adjusted to those amounts which would have been in effect at such time had such Option Securities or Convertible Securities outstanding at such time initially been granted, issued or sold and the Conversion Rate or number of shares issuable upon conversion of the Series B Convertible Preferred Stock initially adjusted as provided in this subparagraph
(m) (vii), whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events).

(G)      When No Adjustment Required
         ---------------------------

         No adjustment need be made for a change in the par value or absence of par value of any Common Stock. Notwithstanding any other provisions of this Agreement, the provisions of this subparagraph (m) (vii) shall not apply to, and no adjustment in the Conversion Rate need be made as a result of, the issuance of shares of Common Stock, Convertible Securities or Option Securities in any bona fide, underwritten public offering for which the lead underwriter is a recognized investment banking firm of national reputation that is not an affiliate of the Company. Furthermore, no adjustment shall be made in the Conversion Rate in respect of the issuance or sale of shares of Common Stock pursuant to (i) the conversion or exercise of Convertible Securities (including the Series A Special Preferred Stock and the Series B Special Preferred Stock) and Option Securities outstanding on the Closing Date or (ii) the conversion of the shares of 10% Non-Voting Preferred Stock at the rate of 1.6667 shares of Common Stock for each share of such Preferred Stock.

(H)      Determination of Fair Market Value per Share - Notice of Adjustment
         -------------------------------------------------------------------

         Subject to the provisions of the immediately following paragraph, the Fair Market Value per Share of Common Stock shall be deemed to be an amount equal to the average of the Quoted Prices (as defined below) for Common Stock for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the date of determination or, if no such Quoted Price is available, the Fair Market Value per Share initially shall be determined by the Board of Directors of the Company. "Quoted Price" of Common Stock for each day means the last reported by NASDAQ or, if Common Stock is listed on a national securities exchange, the last reported sales price of Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on such day, or if not so reported or listed, the average of the last reported bid and asked prices of Common Stock on such day, in each case as appropriately adjusted for any stock splits or reverse stock splits occurring after the date of this Certificate of Amendment.

         No later than the date of issuance of any Common Stock, Convertible Securities or Option Securities, the Company shall give the holders of Series B Special Preferred Stock and the holders of Notes written notice of the Fair Market Value per Share of such securities as determined in accordance with the immediately preceding paragraph. If within twenty (20) days after the date such notice is given, the Required Holders agree that the Fair Market Value per Share adequately reflects the value of a share of Common Stock, then the Fair Market Value per Share shall be as so determined. If, within such 20-day period, the Company and the Required Holders do not agree that such Fair Market Value per Share adequately reflects the value of a share of Common Stock, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Company for the purposes of determining the Fair Market Value per Share, and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the Fair Market Value per Share, such appraised value of the Company determined as herein provided shall be final and conclusive and binding on the Company and all holders of Series B Special Preferred Stock and all holders of Notes. All costs of appraisals shall be borne by the Company.

         Whenever the Conversion Rate is adjusted or the Company takes any action that would require any adjustment in the Conversion Rate or the number and type of securities or other property constituting shares issuable upon conversion of the Series B Special Preferred Stock, the Company shall provide written notice thereof to each holder of Series B Special Preferred Stock and to each holder of Notes.

( I )    Adjustment of Conversion Rate Upon Certain Circumstances
         --------------------------------------------------------

         In the event that the Company issues any Option Securities or Convertible Securities to Peter G. Graf, the Conversion Rate shall be adjusted in accordance with this formula:

                  E ' = E  x   O  +  D
                               -------
                                  O
where:
                  E ' = the adjusted Conversion Rate.
                  E   = the then current Conversion Rate.
                  O   = the number of shares of Common Stock outstanding
                        immediately prior to the issuance of such Option Securities or Convertible Securities.
                  D   = the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Option Securities or Convertible Securities at the Minimum Price.

         In this subparagraph (m) (vii) (I), the term "MINIMUM PRICE" means the lowest price at which the Option Securities may be exercised (directly or through the conversion or exchange of Convertible Securities which may be acquired upon exercise of the Option Securities) to purchase or otherwise acquire Common Stock or the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock and/or Convertible Securities deliverable upon exercise of such Option Securities or upon conversion or exchange of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Conversion Rate with respect to the shares of Series B Special Preferred Stock that have not been converted shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Common Stock issued upon such exercise, conversion or exchange of such Option Securities.

(J)      When Issuance or Payment May Be Deferred
         ----------------------------------------

         In any case in which this subparagraph (m) (vii) shall require that an adjustment in the Conversion Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Series B Special Preferred Stock converted after such record date shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to subparagraph (m) (vii) (K); PROVIDED, HOWEVER, that the Company shall deliver to such holder a bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock and cash upon the occurrence of the event requiring such adjustment.

(K)      Fractional Interests
         --------------------

         The Company shall not be required to issue fractional shares of Common Stock on the conversion of Series B Special Preferred Stock. If more than one share certificate shall be presented for conversion in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares issuable on conversion of the Series B Special Preferred Stock evidenced by all share certificates so presented. If any fraction of the shares of Common Stock would, except for the provisions of this subparagraph (m) (vii)
(K), be issuable on conversion of any shares of Series B Special Preferred Stock (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value per Share on the day immediately preceding the date the share certificate evidencing such Series B Special Preferred Stock is presented for conversion, multiplied by such fraction.

(L)      Par Value of Common Stock
         -------------------------

         Before taking any action which would cause an adjustment in the Conversion Rate pursuant to this subparagraph (m) (vii) such that the aggregate par value of the number of shares of Common Stock (including fractional shares) into which a share of Series B Special Preferred Stock is convertible is greater than the par value of a share of Series

B Special Preferred Stock, the Company will take any corporate action necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the basis of the Conversion Rate as so adjusted.

(M)      Required Holders
         ----------------

         Whenever reference is made in this subsection (m) (vii) to "Required Holders" such reference means the registered holders of at least 66-2/3% of the outstanding Series B Special Preferred Stock (treating all Notes as fully exercised for shares of Series B Special Preferred Stock to which the registered holders of Notes would be entitled upon conversion of such Notes).

                  (n) Out of the Company's existing authorized but unissued shares of Preferred Stock (as described above in subparagraph (b) of this Article FOURTH), Two Hundred Thousand (200,000) shares of a new series of 14% Convertible Preferred Stock, Without Par Value, $60 Stated Value, Cumulative and Redeemable, hereinafter designated as the "14% Convertible Preferred Stock", which shall have the following designations, powers, preferences and rights, and shall be subject to the following qualifications, limitations and restrictions:

         1. DESIGNATION OF STOCK. The new 14% Convertible Preferred Stock, Without Par Value, $60 Stated Value, Cumulative and Redeemable, shall bear the designation "14% Convertible Preferred Stock".

         2. NUMBER OF SHARES. The maximum number of shares of 14% Convertible Preferred Stock shall be 200,000.

         3. DIVIDENDS Holders of record of shares of 14% Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends, payable in shares of 14% Convertible Preferred Stock, at the quarterly rate of 0.035 shares of 14% Convertible Preferred Stock per share of 14% Convertible Preferred Stock with respect to such shares outstanding as of the immediately preceding Record Date (as hereinafter defined). Such dividends shall be payable on the first business day of April, July, October and January (hereinafter referred to as a "Dividend Payment Date") commencing April 1, 1996 to persons who are holders of record on the fifteenth (15th) day of the month immediately preceding such Dividend Payment Date (a "Record Date"). Such dividends with respect to any share of 14% Convertible Preferred Stock shall accrue (whether or not declared) from the date of issue thereof. Fractional shares of 14% Convertible Preferred Stock may be issued in connection with a payment of a dividend, and any such fractional shares shall be rounded down to the nearest one-hundredth (1/100) of a share.

            So long as any of the 14% Convertible Preferred Stock is outstanding, the Company will not declare or pay or set apart for payment any dividends (other than a dividend in Common Stock or in any other class of stock ranking junior to the 14% Convertible Preferred Stock both as to dividends and upon liquidation) or make any other distribution on any class of Company stock ranking junior to the 14% Convertible Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other analogous fund for the redemption or purchase of, any shares of any such junior class unless all dividends on the 14% Convertible Preferred Stock for all Dividend Payment Dates prior to or concurrent with the payment with respect to any such dividend, distribution, redemption, purchase or acquisition as to such junior class (in any such case, a "Junior Payment"), and, if the Junior Payment does not occur on a Dividend Payment Date for the 14% Convertible Preferred Stock, for the next succeeding Dividend Payment Date, shall have been paid. The foregoing notwithstanding, the holders of fifty percent (50%) or more of the outstanding 14% Convertible Preferred Stock may approve any redemption or purchase of any of the securities listed above. Further, the Company may purchase its Common Stock for purposes of fulfilling payment of employee benefits or for which the Company has agreements effective prior to the issuance of the 14% Convertible Preferred Stock.

         4. LIQUIDATION. The shares of 14% Convertible Preferred Stock shall be preferred over the shares of Common Stock and any other series of Preferred Stock other than the 10% Non-Voting Preferred Stock, without par value, $10 Stated Value, Cumulative (the "10% Non-Voting Preferred Stock"), the Series A Special Preferred Stock, and the Series B Special Preferred Stock, as to assets of the Company available for distribution to its stockholders, so that in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the 14% Convertible Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other series of Preferred Stock, but only after distribution is made to the holders of the 10% Non-Voting Preferred Stock, the Series A Special Preferred Stock, and the Series B Special Preferred Stock, an amount equal to $60 per share of 14% Convertible Preferred Stock outstanding as of the date payment is made. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of 14% Convertible Preferred Stock are insufficient to pay in full the preferential amount aforesaid, then such assets, or proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amount which would be payable on such shares if all amounts payable thereon where payable in full.

         For the purposes of this paragraph 4, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other companies, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sales, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Company.


         5. CONVERSION. The shares (including fractional portions thereof) of 14% Convertible Preferred Stock shall be convertible into Common Stock, $.01 par value, of the Company ("Common Stock"), subject to adjustment as provided in paragraph 6, as follows: each share of 14% Convertible Preferred Stock is convertible into ten (10) shares of Common Stock, plus each share of 14% Convertible Preferred Stock comprising accrued and unpaid dividends with respect to such converted share concurrently shall be converted into ten (10) shares of Common Stock; provided, however, that the number of shares of Common Stock issuable upon conversion of each share of 14% Convertible Preferred Stock may be adjusted as provided in paragraph 6, and provided further that fractional shares of 14% Convertible Preferred Stock may be converted into the number of whole shares of Common Stock derived by multiplying the amount of fractional shares of 14% Convertible Preferred Stock by 10 and rounding down to the nearest whole share of Common Stock. Holders of 14% Convertible Preferred Stock may convert each share of 14% Convertible Preferred Stock at any time or from time to time after the date of issuance of such shares and prior to the Redemption Date (as hereinafter defined). Each share of 14% Convertible Preferred Stock shall be deemed to have been converted ("Conversion Date") when the Company shall have received a written notice of conversion from the holder thereof specifying the number of shares of 14% Convertible Preferred Stock being converted and accompanied by the share certificate or certificates representing such shares being converted thereby, duly endorsed to reflect the conversion thereof; where upon the Company shall issue ten (10) shares of its Common Stock ("Conversion Shares") for each share of 14% Convertible Preferred Stock delivered for conversion, plus ten (10) shares of Common Stock for each share of 14% Convertible Preferred Stock comprising accrued and unpaid dividends, if any, on the shares of 14% Convertible Preferred Stock delivered for conversion, plus the shares of Common Stock into which fractional shares of 14% Convertible Preferred Stock are convertible as provided above, each subject to adjustment as provided in paragraph 6 hereof. The Company shall deliver to the holder named therein a certificate or certificates representing the Conversion Shares within fifteen
(15) days of the Conversion Date. Unless all of the 14% Convertible Preferred Stock evidenced by the surrendered certificate shall have been converted, the Company shall within fifteen (15) days of the Conversion Date deliver to the holder named therein a new certificate, substantially identical to that surrendered, representing the 14% Convertible Preferred Stock formerly represented by the surrendered certificate which shall not have been converted or redeemed.

     6. CONVERSION ADJUSTMENTS. If at any time or from time to time the Company shall by stock dividend, subdivision, combination, or reclassification of shares or otherwise, change as a whole the outstanding shares of Common Stock into a different number or class of shares, the number of shares issuable upon conversion of shares of 14% Convertible Preferred Stock, immediately prior to the date upon which such change shall become effective, shall be proportionately adjusted. Irrespective of any adjustment or change in the number of shares of Common Stock actually issuable upon conversion hereof, the certificate theretofore and thereafter issued with respect to any shares of 14% Convertible Preferred Stock may continue to express the number of shares issuable with respect to the 14% Convertible Preferred Stock when initially issued. In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of shareholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment shall be required by reason of the fixing of such record date.

If at any time while shares of the 14% Convertible Preferred Stock are outstanding the Company effects any consolidation or merger with any other corporation or entity, the holders of the 14% Convertible Preferred Stock shall thereafter be entitled upon such conversion to acquire, with respect to each share of Common Stock issuable hereunder immediately prior to the date upon which such consolidation or merger shall become effective, the securities or property to which a holder of one share of Common Stock would have been entitled upon such consolidation or merger, or without further consideration other than the delivery of the certificate or certificates representing the 14% Convertible Preferred Stock upon such consolidation or merger.

         7. REDEMPTION. The Company may redeem at any time, and from time to time, upon delivery of written notice of such redemption to the holder thereof, shares of 14% Convertible Preferred Stock and accrued and unpaid dividends thereon at a redemption price of $60 per share for each share redeemed, with a proportionate amount for each fractional share (the "Redemption Price"). The holder of each share of 14% Convertible Preferred Stock shall have the right to convert the 14% Convertible Preferred Stock into Common Stock in accordance with the provisions of paragraph 5 hereof within twenty (20) days of receipt of the notice of such redemption. The twenty-first day after receipt of such notice of redemption shall be the "Optional Redemption Date."

          On June 30, 2000 (the "Mandatory Redemption Date"), the Company shall redeem all shares of 14% Convertible Preferred Stock then outstanding and all accrued and unpaid dividends thereon, at the Redemption Price.

          Upon the earlier of the Optional Redemption Date or the Mandatory Redemption Date (a "Redemption Date") (provided that payment thereof is made available by the Company on the Redemption Date) holders of the 14% Convertible Preferred Stock to be redeemed on such date shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Company and holders of the 14% Convertible Preferred Stock shall have no interest in or claim against the Company with respect to such shares except the right to receive payment of the Redemption Price. The Board of Directors shall cause the transfer books of the Company to be closed as to shares to be redeemed. Any redemption of the 14% Convertible Preferred Stock shall be accomplished with funds legally available for such purpose.

         8. VOTING. Except as provided by law, the holders of shares of 14% Convertible Preferred Stock shall have no voting rights whatsoever.